SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549


                                 FORM 8-K


                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the

                      Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  May 15, 1995


                          AMERICAN PREMIER GROUP, INC.
               (Exact name of registrant as specified in charter)


             Ohio                   1-11453          31-1422526
(State or other jurisdiction      (Commission       (IRS Employer
      of incorporation)           File Number)    Identification No.)


     One East Fourth Street, Cincinnati, Ohio       45202
     (Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code:  (513) 579-6600

PAGE

Item 5.   Other Events.

          American Premier Group, Inc. ("New American Premier") is making this filing in order to place the information contained herein on file with the Securities and Exchange Commission under the Securities Exchange Act of 1934.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

          The  financial information set forth in (a), (b) and
(c) below was included (in summary form in the case of (c)) in New American Premier's 1994 Annual Report to Shareholders mailed to New American Premier's shareholders on April 29, 1995.

    (a) The following financial information regarding American Premier Underwriters, Inc. ("American Premier"), all of whose common stock is owned by New American Premier, and American Premier's Consolidated Subsidiaries is incorporated by reference to Items 5 through 8 of American Premier's Annual Report on Form 10-K for 1994:

          Management's Discussion and Analysis of
            Financial Condition and Results of Operations
          Selected Financial Data
          Statement of Income for the years ended
            December 31, 1994, 1993 and 1992
          Balance Sheet at December 31, 1994 and 1993
          Statement of Cash Flows for the years ended
            December 31, 1994, 1993 and 1992
          Notes to Financial Statements
          Independent Auditors' Report
          Dividend Policy and Stock Market Prices

     (b)  The following financial information regarding American
Financial Corporation ("AFC"), all of whose common stock is owned by New American Premier, and AFC's Consolidated
Subsidiaries is incorporated by reference to Items 6 through 8 of AFC's Annual Report on Form 10-K for 1994:

          Report of Independent Auditors
          Selected Financial Data
          Management's Discussion and Analysis of
            Financial Condition and Results of Operations Consolidated Balance Sheet at December 31, 1994
            and 1993
          Consolidated Statement of Operations for the years
            ended December 31, 1994, 1993 and 1992
          Consolidated Statement of Changes in Capital Accounts
            for the years ended December 31, 1994, 1993 and 1992 Consolidated Statement of Cash Flows for the years ended December 31, 1994, 1993 and 1992
          Notes to Consolidated Financial Statements

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

     (c)  New American Premier's Unaudited Pro Forma Financial
Information for the year ended December 31, 1994:


     The accompanying Unaudited Pro Forma Condensed Consolidated Financial Statements are based on the historical financial statements of American Premier and AFC adjusted for the estimated effects of the acquisition by American Premier of all of the common stock of AFC completed on April 3, 1995 (the "Acquisition"). The Acquisition was accounted for as a "purchase" type business combination with American Premier treated as the acquired company because the former shareholders of AFC acquired a majority of the voting shares and effectively control New American Premier. The Unaudited Pro Forma Condensed Consolidated Balance Sheet at December 31, 1994 assumes that the Acquisition was consummated at that date. The Unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended December 31, 1994 was prepared assuming that the Acquisition was consummated on January 1, 1994.

     The Unaudited Pro Forma Condensed Consolidated Financial Statements do not necessarily reflect the results of operations or the financial position of New American Premier which would have actually resulted had the Acquisition occurred as of the dates indicated, nor should they be taken as indicative of the future results of operations or the future financial position of New American Premier. The Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations of AFC and American Premier included in their respective Annual Reports on Form 10-K for the year ended December 31, 1994 which are incorporated herein by reference.

     In April 1995, $134 million of AFC 12% Debentures were called for redemption at par and $52 million of AFC 12 1/4% Debentures were called at 102.5% of par. In addition, approximately $187 million of borrowings under an AFC subsidiary's multi-bank revolving facility were repaid in April of 1995. The remaining planned debt reductions are expected to be completed during the latter part of 1995. It was assumed in the pro forma statement of income that all debt was retired at the beginning of the period presented. However, the debt retirements are occurring at varying periods during 1995, and therefore, the full year effect on New American Premier's earnings, specifically the reductions of investment income and interest expense, will not be reflected until 1996.

     Since American Premier is the acquired company for financial reporting purposes, generally accepted accounting principles require that American Premier's historical net assets be adjusted

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

to their fair market values at the date of the Acquisition. Because AFC owned approximately 44% of American Premier prior to the Acquisition, only that portion of American Premier's net assets that was attributable to American Premier public shareholders immediately prior to the Acquisition (approximately 56%) are affected by such revaluation. For purposes of the Unaudited Pro Forma Condensed Consolidated Financial Statements, the revaluation of American Premier's net assets is based on a market value of $24.375 per share, which was the market price of the American Premier Common Stock on April 3, 1995, the closing date. Since American Premier is treated as the acquired company, the financial information of New American Premier for periods prior to the acquisition date will be that of AFC. Furthermore, since the acquisition occurred on April 3, 1995, American Premier's 1995 first quarter earnings will be included in the financial results of New American Premier only to the extent of AFC's equity in the 1995 first quarter earnings of American Premier (approximately 44% of American Premier's earnings). Accordingly, the full year impact of consolidating the results of AFC and American Premier will not be reflected in New American Premier's earnings until 1996. In addition, New American Premier will be required to use the accounting policies of AFC. Consequently, the accounting policy currently used by American Premier with respect to pre-reorganization matters (see Note 1 of Notes to Financial Statements included in the Annual Report on Form 10-K for the year ended December 31, 1994 of American Premier incorporated herein by reference) will not be available to New American Premier, but will continue to be available to American Premier in its separate company financial statements.

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
                               AMERICAN PREMIER GROUP, INC.

                                    UNAUDITED PRO FORMA
                           CONDENSED CONSOLIDATED BALANCE SHEET
                                  As of December 31, 1994

                                       (In millions)

                                                                        New
                              Historical                             American
                               American   Historical   Pro Forma     Premier
                               Premier      AFC       Adjustments    Pro Forma
ASSETS:
  Insurance company
     investments              $1,870.6   $ 6,701.0    $   11.6 (a)  $ 8,583.2
  Parent company investments     813.5          -       (753.4)(b)       60.1
  Investment in investees           -        832.6      (525.9)(c)      306.7
  Loans receivable, real
     estate and other               -        796.3          -           796.3
    Total invested assets      2,684.1     8,329.9    (1,267.7)       9,746.3

  Cash                            36.7       171.3          -           208.0
  Reinsurance recoverable and
     prepaid insurance            52.7       902.1          -           954.8
  Other receivables              432.6       560.3          -           992.9
  Goodwill                       394.5       175.9      (237.4)(d)      333.0
  Other assets                   593.4       410.6         5.6 (e)    1,009.6

    Total Assets              $4,194.0   $10,550.1   $(1,499.5)     $13,244.6

LIABILITIES AND EQUITY:
  Unpaid losses and loss
     adjustment expenses      $1,130.9   $ 2,917.0          -       $ 4,047.9
  Annuity policyholders'
     funds accumulated              -      4,618.1          -         4,618.1
  Policyholder dividends         102.4          -           -           102.4
  Unearned premium               440.2       824.7          -         1,264.9
  Minority interest                6.2       105.5       171.4 (f)      283.1
  Debt                           507.3     1,106.8      (498.3)(g)    1,115.8
  Accounts payable and other
     liabilities                 458.3       579.1       (53.5)(h)      983.9
    Total liabilities          2,645.3    10,151.2      (380.4)      12,416.1

  Preferred stock                   -        168.5      (168.5)(f)         -
  Redeemable preferred stock        -          2.9        (2.9)(f)         -
  Common stock                    46.3          .9         5.5 (i)       52.7
  Capital surplus                662.2          -       (111.7)(i)      550.5
  Retained earnings              867.5       223.1      (868.8)(i)      221.8
  Net unrealized gains (losses)
     on investments              (27.3)        3.5        27.3 (i)        3.5
    Common shareholders'
     equity                    1,548.7       227.5      (947.7)         828.5

    Total Liabilities and
     Equity                   $4,194.0   $10,550.1   $(1,499.5)     $13,244.6


Number of shares outstanding      46.3          -          6.4 (j)       52.7

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                                   AMERICAN PREMIER GROUP, INC.

                                       UNAUDITED PRO FORMA
                             CONDENSED CONSOLIDATED INCOME STATEMENT
                                   Year Ended December 31, 1994
                             (In millions, except per share amounts)

                                                                        New
                                  Historical                          American
                                   American   Historical  Pro Forma   Premier
                                   Premier      AFC      Adjustments  Pro Forma
INCOME:
 Property and casualty insurance
     premiums                      $1,557.9  $1,378.6        -        $2,936.5
 Investment income                    168.3     582.9     (33.5)(k)      717.7
 Realized gains (losses) on sales
     of securities                    (75.7)     48.4        -           (27.3)
 Equity in net losses of investee
     corporations                        -      (16.6)     (1.1)(l)      (17.7)
 Gains on sales of investee corporations -        1.7        -             1.7
 Gains (losses) on sales of sub-
     sidiaries                         (4.0)       -         -            (4.0)
 Sales of other products and
     services                         116.9        -         -           116.9
 Other income                            -      107.8        -           107.8
                                    1,763.4   2,102.8     (34.6)       3,831.6

COSTS AND EXPENSES:
 Property and casualty insurance:
   Losses and loss adjustment
     expenses                       1,090.7     987.0        -         2,077.7
   Commissions and other underwriting
     expenses                         356.0     428.6        -           784.6
   Policyholder dividends              75.7        -         -            75.7
 Interest charges on:
   Annuity policyholders' funds          -      241.8        -           241.8
   Borrowed money                      53.2     115.2     (55.7)(m)      112.7
 Cost of sales                         70.1                               70.1
 Book Value Incentive Plan               -       34.7     (34.7)(n)         -
 Other operating and general
     expenses                          76.5     251.9       6.1 (o)      334.5
                                    1,722.2   2,059.2     (84.3)       3,697.1

Earnings from continuing operations
     before income taxes               41.2      43.6      49.7          134.5
Income tax expense                    (40.4)    (24.7)    (10.7)(p)      (75.8)
Net earnings from continuing
     operations                          .8      18.9      39.0           58.7
Dividends on preferred stock             -      (25.7)     25.7 (o)         -
Net earnings from continuing
     operations available for
     common shareholders           $     .8  $   (6.8)  $  64.7       $   58.7


Weighted average common shares
     outstanding                       48.0                 4.9 (q)       52.9

Earnings per common share from
  continuing operations (r)        $     .02                           $   1.11


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
                          AMERICAN PREMIER GROUP, INC.

                          NOTES TO UNAUDITED PRO FORMA
                             FINANCIAL INFORMATION

     (a) Represents the reinvestment of $85 million into AFC's insurance operations reduced by the write-down to market value of American Premier fixed maturity securities which were classified as held to maturity at December 31, 1994.

     (b) Consists of the use of American Premier Parent company investments which were reclassified as "Available For Sale" in purchase accounting for: (1) debt retirements of approximately $515 million including premiums; (2) reinvestment of $85 million into AFC's insurance operations; (3) repurchase of $83 million of American Premier Common Stock subsequent to December 31, 1994 through February 13, 1995; (4) payment of AFC's obligations under the Incentive Plan of approximately $47.5 million for units exercised in connection with the plan's termination plus approximately $6 million for units exercised prior to 1995 and (5) payment of other transaction related costs of approximately $25 million. These payments are partially offset by the receipt of approximately $9 million upon exercise of AFC stock options.

     (c)  Elimination of AFC's investment in American Premier.

     (d) The reduction in Goodwill was determined as follows (in millions):

          Value of 24.4 million shares of American
            Premier owned by American Premier Public
            Shareholders computed at $24.375 per share. . $ 593.7 Carrying value of American Premier stock
            owned by AFC. . . . . . . . . . . . . . . . .    525.9
          Transaction costs . . . . . . . . . . . . . . .     25.0
          Total amount to be allocated to the net assets
            of American Premier . . . . . . . . . . . . .  1,144.6
          American Premier shareholders' equity at
            December 31, 1994 reduced by the cost of
            shares repurchased since that date. . . . . .  1,465.9
          Required adjustment to American Premier
            shareholders' equity. . . . . . . . . . . . .    321.3
          Write-down of insurance investment portfolio
            to market value . . . . . . . . . . . . . . .    (73.4)
          Write-up of long-term debt to market value. . .    (16.1)
          Increase in deferred tax asset for deductible
            temporary differences . . . . . . . . . . . .      5.6

          Required write-down of goodwill . . . . . . . . $  237.4

                                    - 7 -
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

     (e) Other assets increased by the deferred tax asset increase included in note (d) above.

     (f) AFC preferred stock remained outstanding and, accordingly, is reclassified to minority interest.

     (g) Consists of the retirement of $514.4 million of long-term debt, and an increase of $16.1 million to state American Premier debt which is not assumed to be retired at its market value at December 31, 1994.

     (h) Represents the portion of the Incentive Plan which was previously accrued by AFC. See Note (b) above.

     (i) Adjustments to shareholders' equity are comprised of the following:

                                                                   Total
                         Common    Capital   Retained  Unrealized  Common
                         Stock     Surplus   Earnings  Gain(loss)  Equity
Historical values
 for American Premier    $(46.3)   $(662.2)  $(867.5)  $ 27.3    $(1,548.7)
Value of New American
 Premier Shares issued     43.2      550.5        -        -         593.7
Call premiums on AFC
 debt assumed retired        -          -       (1.3)      -          (1.3)
Proceeds of assumed
 exercise of AFC stock
 options                    8.6         -         -        -           8.6
                         $  5.5    $(111.7)  $(868.8)  $ 27.3    $  (947.7)

     (j) Represents the net increase in New American Premier common shares consisting of the 28.3 million shares issued to the common shareholders of AFC reduced by
          18.7 million shares held by AFC or its subsidiaries, which were accounted for as treasury shares by New American Premier after the Acquisition and 3.3 million shares of American Premier Common Stock repurchased subsequent to December 31, 1994 through February 13, 1995.

     (k) Reflects the estimated decrease in investment income resulting from the use of parent company investments as described in Note (b), partially offset by an increase of $3.5 million from the amortization of the write-down of the American Premier fixed maturity securities.

     (l)  Elimination of AFC's equity in earnings of American
          Premier.

                                   - 8 -
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

     (m) Reflects the estimated decrease of $52.3 million of interest expense resulting from the repurchase or retirement of debt and $3.4 million from the amortization of the market value adjustment applicable to the American Premier debt which is not retired.

     (n) Elimination of the portion of the Incentive Plan expensed by AFC during 1994.

     (o) Includes an estimated reduction of $13 million expected to result from the Acquisition and an expected reduction in goodwill amortization of $6.6 million, plus an increase of $25.7 million of expenses attributable to the AFC preferred dividends.

     (p) The adjustment represents the statutory federal rate applied to the estimated adjustments to pre-tax income excluding amortization of goodwill and other permanent items.

     (q) Earnings per share for 1994 is calculated based on the assumption that 52.9 million shares were outstanding during the entire period reflecting the increase in shares explained in note (j) above reduced by the effect of 1.5 million shares of American Premier common stock repurchased prior to December 31, 1994.

     (r) During 1994, AFC and American Premier both reported certain transactions involving disposition of their ownership interests in subsidiaries, affiliates and certain other operations and gains and losses on the sales of investments. Management believes that reported results which include these transactions are not indicative of future results of operations. During 1994, the after tax effect of such American Premier transactions was a loss of $73.7 million, or $1.53 per share. On a pro forma basis, the after tax effect of these transactions was a loss of $53.3 million, or $1.01 per share, for 1994.









                                   - 9 -
PAGE

     (d) The following financial information regarding American Premier and American Premier's Consolidated Subsidiaries is incorporated by reference to Items 1 and 2 of American Premier's Form 10-Q Quarterly Report for the Quarter Ended March 31, 1995:

          Statement of Income for the three months ended
            March 31, 1995 and 1994
          Balance Sheet at March 31, 1995 and December 31,
            1994
          Statement of Cash Flows for the three months
            ended March 31, 1995 and 1994
          Notes to Financial Statements
          Management's Discussion and Analysis of Financial
            Condition and Results of Operations

     (e) The following financial information regarding AFC and AFC's Consolidated Subsidiaries is incorporated by reference to Items 1 and 2 of AFC's Form 10-Q Quarterly Report for the Quarter
Ended March 31, 1995:

          Consolidated Balance Sheet at March 31, 1995 and
            December 31, 1994
          Consolidated Statement of Earnings for the
            three months ended March 31, 1995 and 1994
          Consolidated Statement of Cash Flows for the
            three months ended March 31, 1995 and 1994
          Notes to Consolidated Financial Statements
          Management's Discussion and Analysis of Financial
            Condition and Results of Operations

     (f)  New American Premier's Unaudited Pro Forma Financial
Information for the Quarter ended March 31, 1995:

     The accompanying Unaudited Pro Forma Condensed Consolidated Financial Statements are based on the historical financial statements of American Premier and AFC adjusted for the effects of the Acquisition. The Unaudited Pro Forma Condensed Consolidated Balance Sheet at March 31, 1995 assumes that the Acquisition was consummated at that date. The Unaudited Pro Forma Condensed Consolidated Statement of Income for the three months ended March 31, 1995 assumes that the Acquisition was consummated on January 1, 1995.

     The Unaudited Pro Forma Condensed Consolidated Financial Statements do not necessarily reflect the results of operations or the financial position of New American Premier which would have actually resulted had the Acquisition occurred as of the dates indicated, nor should they be taken as indicative of the future results of operations or the future financial position of New American Premier. The Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations of AFC and American Premier included in their respective Quarterly Reports on Form 10-Q for the quarter ended March 31, 1995 which are incorporated herein by reference.

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                               AMERICAN PREMIER GROUP, INC.

                                   UNAUDITED PRO FORMA
                          CONDENSED CONSOLIDATED BALANCE SHEET
                                  As of March 31, 1995

                                      (In millions)

                                                                  New
                            Historical                          American
                             American  Historical   Pro Forma   Premier
                             Premier      AFC      Adjustments  Pro Forma
ASSETS:
  Insurance company
     investments           $1,933.1  $ 6,952.5   $    57.8 (a)  $ 8,943.4
  Parent company investments  724.8         -       (670.6)(b)       54.2
  Investment in investees        -       857.5      (535.9)(c)      321.6
  Loans receivable, real
     estate and other            -       791.6          -           791.6
    Total invested assets   2,657.9    8,601.6    (1,148.7)      10,110.8

  Cash                         40.9      156.8          -           197.7
  Reinsurance recoverable and
     prepaid insurance         53.4      923.4          -           976.8
  Other receivables           421.2      548.9          -           970.1
  Goodwill                    389.0      173.4      (284.5)(d)      277.9
  Other assets                557.8      453.4        11.5 (e)    1,022.7

    Total Assets           $4,120.2  $10,857.5   $(1,421.7)     $13,556.0

LIABILITIES AND EQUITY:
  Unpaid losses and loss
     adjustment expenses   $1,143.4  $ 2,968.6          -       $ 4,112.0
  Annuity policyholders' funds
     accumulated                 -     4,706.3          -         4,706.3
  Policyholder dividends       87.2         -           -            87.2
  Unearned premium            460.0      844.2          -         1,304.2
  Minority interest             6.7      114.4       171.4 (f)      292.5
  Debt                        507.2    1,123.5      (481.4)(g)    1,149.3
  Accounts payable and other
     liabilities              425.0      638.1       (53.5)(h)    1,009.6
    Total liabilities       2,629.5   10,395.1      (363.5)      12,661.1

  Preferred stock                -       168.5      (168.5)(f)         -
  Redeemable preferred stock     -         2.9        (2.9)(f)         -

  Common stock                 43.0         .9         8.8 (i)       52.7
  Capital surplus             582.9         -        (31.9)(i)      551.0
  Retained earnings           873.0      252.8      (874.3)(i)      251.5
  Net unrealized gains (losses)
     on investments            (8.2)      37.3        10.6 (i)       39.7
    Common shareholders'
     equity                 1,490.7      291.0      (886.8)         894.9

    Total Liabilities and
     Equity                $4,120.2  $10,857.5   $(1,421.7)     $13,556.0

Number of shares outstanding   43.0         -          9.7 (j)       52.7

                                  AMERICAN PREMIER GROUP, INC.

                                      UNAUDITED PRO FORMA
                            CONDENSED CONSOLIDATED INCOME STATEMENT
                               Three Months Ended March 31, 1995
                            (In millions, except per share amounts)

                                                                      New
                               Historical                           American
                                American  Historical   Pro Forma    Premier
                                Premier      AFC      Adjustments   Pro Forma

INCOME:
 Property and casualty insurance
     premiums                  $  381.9   $  349.1        -         $  731.0
 Investment income                 48.1      152.3      (7.6)(k)       192.8
 Realized gains (losses) on sales
     of securities                  (.2)       3.5        -              3.3
 Equity in net earnings of investee
     corporations                    -        22.9      (6.5)(l)        16.4
 Gains on sales of investee
     corporations                    -          -         -               -
 Gains (losses) on sales of
     subsidiaries                    -          -         -               -
 Sales of other products and
     services                       3.5         -         -              3.5
 Other income                        -        25.4        -             25.4
                                  433.3      553.2     (14.1)          972.4

COSTS AND EXPENSES:
 Property and casualty insurance:
   Losses and loss adjustment
     expenses                     287.0      243.6        -            530.6
   Commissions and other underwriting
     expenses                      89.8      119.6        -            209.4
   Policyholder dividends           7.0         -         -              7.0
 Interest charges on:
   Annuity policyholders' funds      -        64.3        -             64.3
   Borrowed money                  13.2       29.1     (13.9)(m)        28.4
 Cost of sales                      1.4         -         -              1.4
 Other operating and general
     expenses                       8.7       57.5       1.3 (n)        67.5
                                  407.1      514.1     (12.6)          908.6
Earnings from continuing operations
     before income taxes           26.2       39.1      (1.5)           63.8
Income tax expense                 (9.9)      (9.2)      2.8 (o)       (16.3)
Net earnings from continuing
     operations                    16.3       29.9       1.3            47.5
Dividends on preferred stock         -        (6.4)      6.4 (n)          -
Net earnings from continuing
     operations available for
     common shareholders        $  16.3   $   23.5   $   7.7        $   47.5

Weighted average common shares
     outstanding                   44.3                  8.4 (p)        52.7

Earnings per common share from
     continuing operations      $    .37                             $    .90


                        AMERICAN PREMIER GROUP, INC.

             NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION
                             1995 FIRST QUARTER



  (a) Represents the reinvestment of $85 million into AFC's insurance operations reduced by the write-down to market value of American Premier fixed maturity securities which were classified as held to maturity at March 31, 1995.

  (b) Consists of the use of American Premier Parent company investments which were reclassified as "Available For Sale" in purchase accounting for: (1) debt retirements of approximately $515 million including premiums; (2) reinvestment of $85 million into AFC's insurance operations; (3) payment of AFC's obligations under the Incentive Plan of approximately $47.5 million for units exercised in connection with the plan's termination plus approximately $6 million for units exercised prior to 1995 and (5) payment of other transaction related costs of approximately $25 million. These payments are partially offset by the receipt of approximately $9 million upon exercise of AFC stock options.

  (c)  Elimination of AFC's investment in American Premier.

  (d) The reduction in Goodwill was determined as follows (in millions):

         Value of 24.4 million shares of American Premier
           owned by American Premier Public Shareholders
           computed at $24.375 per share . . . . . . . . .  $  594.2
         Carrying value of American Premier stock owned
           by AFC  . . . . . . . . . . . . . . . . . . . .     535.9
         Portion of unrealized loss attributable to
           American Premier's investments included in
           carrying value above. . . . . . . . . . . . . .       2.4
         Transaction costs . . . . . . . . . . . . . . . .       25.0
         Total amount to be allocated to the net assets
           of American Premier . . . . . . . . . . . . . .    1,157.5
         American Premier shareholders' equity at
           March 31, 1995. . . . . . . . . . . . . . . . .    1,490.7
         Required adjustment to American Premier
           shareholders' equity. . . . . . . . . . . . . .      333.2

         Write-down of insurance investment portfolio
           to market value . . . . . . . . . . . . . . . .      (27.2)
         Write-up of long-term debt to market value  . . .      (33.0)
         Increase in deferred tax asset for deductible
           temporary differences . . . . . . . . . . . . .       11.5

         Required write-down of goodwill. . . . . . . . . .  $  284.5

    (e) Other assets increased by the deferred tax asset increase included in note (d) above.

    (f) AFC preferred stock remained outstanding and, accordingly, is reclassified to minority interest.

    (g) Consists of the retirement of $514.4 million of long-term debt, and an increase of $33.0 million to state American Premier debt which is not assumed to be retired at its market value at March 31, 1995.

    (h) Represents the portion of the Incentive Plan which was previously accrued by AFC. See Note (b) above.

    (i) Adjustments to shareholders' equity are comprised of the following:

                                                                    Total
                               Common Capital Retained  Unrealized Common
                               Stock  Surplus Earnings  Gain(loss) Equity
   Historical values
     for American Premier      $(43.0) $(582.9)$(873.0)  $  8.2  $(1,490.7)
   Value of New American
     Premier Shares issued       43.2    551.0      -        -       594.2
   Call premiums on AFC
     debt assumed retired          -        -     (1.3)      -        (1.3)
   Proceeds of assumed
     exercise of AFC stock
     options                      8.6       -       -        -         8.6
   Adjustment for American
     Premier's unrealized
     loss included in AFC's
     equity                        -        -       -       2.4        2.4
                               $  8.8  $ (31.9)$(874.3)  $ 10.6  $  (886.8)

     (j) Represents the net increase in New American Premier common shares consisting of the 28.3 million shares issued to the common shareholders of AFC reduced by
          18.7 million shares held by AFC or its subsidiaries, which were accounted for as treasury shares by New American Premier after the Acquisition.

     (k) Reflects the estimated decrease in investment income resulting from the use of parent company investments as described in Note (b), partially offset by an increase of $.8 million from the amortization of the write-down of the American Premier fixed maturity securities.

     (l)  Elimination of AFC's equity in earnings of American
          Premier.

     (m) Reflects the estimated decrease of $13.1 million of interest expense resulting from the repurchase or retirement of debt and $.8 million from the amortization of the market value adjustment applicable to the American Premier debt which is not retired.

     (n) Includes an estimated reduction of $3.3 million expected to result from the Acquisition and an expected reduction in goodwill amortization of $1.8 million, plus an increase of $6.4 million of expenses attributable to the AFC preferred dividends.

     (o) The adjustment represents the statutory federal rate applied to the estimated adjustments to pre-tax income excluding amortization of goodwill and other permanent items.

     (p) Earnings per share is calculated based on the assumption that 52.7 million shares were outstanding during the entire period reflecting the increase in shares explained in note (j) above reduced by the effect of 3.3 million shares of American Premier common stock repurchased prior to March 31, 1995.

PAGE

(e)  Exhibits:

     Exhibit Number
     (Referenced to
     Item 601 of
     Regulation S-K)

          99 American Premier Group, Inc. Employee Stock Purchase Plan, as amended and restated effective April 3, 1995, incorporated by reference to Exhibit 4 to American Premier Group, Inc.'s Registration Statement on Form S-8 No. 33-58827 filed on April 26, 1995 furnished herewith to correct Exhibit
                         (10)(iii)(a)(ii) to Form 8-B filed by
                         American Premier Group, Inc. on April
                         17, 1995.




                                SIGNATURES


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             AMERICAN PREMIER GROUP, INC.




Date:  May 30, 1995          By:      Robert W. Olson
                                ---------------------------
                                      Robert W. Olson
                                   Senior Vice President
                                       and Secretary





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